UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 29, 2017

Box, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36805	20-2714444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Jefferson Ave.

Redwood City, California 94063

(Address of principal executive offices, including zip code)

(877) 729-4269

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

On November 27, 2017, Box, Inc., a Delaware corporation (the “Company”), entered into a secured credit agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association, as lender. The Credit Agreement provides for an $85.0 million revolving credit facility, with a sublimit of $30.0 million available for the issuance of letters of credit. The credit facility matures on November 27, 2020. The proceeds of the revolving loans may be used by the Company for general corporate purposes. As of November 29, 2017, there was $40.0 million in revolving loans outstanding and $26.0 million in letters of credit issued under the credit facility.

The revolving loans accrue interest at a prime rate plus a margin of 0.25% or, at the Company’s option, a LIBOR rate (based on one, three or six-month interest periods) plus a margin of 1.00%. Interest on the revolving loans is payable quarterly in arrears with respect to loans based on the prime rate and at the end of an interest period in the case of loans based on the LIBOR rate (or at each three month interval if the interest period is longer than three months). The Company may borrow, prepay and reborrow revolving loans, without premium or penalty, subject to customary breakage costs for certain types of loans. The principal amount of outstanding revolving loans, together with accrued and unpaid interest, is due on the maturity date. The Company is also obligated to pay other customary fees for a credit facility of this size and type.

The Company’s obligations under the Credit Agreement are secured by substantially all of the Company’s assets and will be guaranteed by its domestic subsidiaries meeting certain materiality thresholds. As of the closing date, there were no guarantors.

The Credit Agreement requires the Company to comply with a maximum leverage ratio and a minimum liquidity requirement. Additionally, the Credit Agreement contains customary affirmative and negative covenants, including covenants limiting the ability of the Company and its subsidiaries to, among other things, grant liens, incur debt, pay dividends or distributions on their capital stock, effect certain mergers, make investments, dispose of assets and enter into transactions with affiliates, in each case subject to customary exceptions for a credit facility of this size and type.

The events of default under the Credit Agreement include, among others, payment defaults, material misrepresentations, breaches of covenants, cross defaults with certain other material indebtedness, bankruptcy and insolvency events, and judgment defaults. The occurrence of an event of default could result in the acceleration of the Company’s obligations under the Credit Agreement, the termination of the lender’s commitments, a 3% increase in the rate of interest, and an obligation of any or all of the Company’s subsidiary guarantors to pay the full amount of the Company’s obligations under the Credit Agreement.

From time to time, the lender and certain of its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or the Company’s affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On November 27, 2017, in connection with the Company’s entry into the Credit Agreement discussed in Item 1.01 of this Current Report on Form 8-K, the Company terminated its Credit Agreement, dated as of December 4, 2015 (as amended, the “Terminated Credit Agreement”), by and between the Company and HSBC Bank USA, National Association. As of November 27, 2017, there were no revolving loans outstanding under the Terminated Credit Agreement. The Company was not obligated to pay any early termination penalties as a result of the termination.

The terms and conditions of the Terminated Credit Agreement were disclosed in the Company’s Current Reports on Form 8-K filed on December 7, 2015 and March 1, 2017, which disclosures are incorporated herein by reference.

The lender under the Terminated Credit Agreement and its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or the Company’s affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

Item 2.02 Results of Operations and Financial Condition

On November 29, 2017, the Company issued a press release announcing its financial results for the fiscal quarter ended October 31, 2017. In the press release, the Company also announced that it would be holding a conference call on November 29, 2017, to discuss its financial results for the fiscal quarter ended October 31, 2017. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This information is intended to be furnished under Item 2.02 of Form 8-K, “Results of Operations and Financial Condition” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information related to the Credit Agreement set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Credit Agreement, dated as of November 27, 2017, by and between Box, Inc. and Wells Fargo Bank, National Association.
99.1	Press release issued by Box, Inc. dated November 29, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOX, INC.

Date: November 29, 2017	By:	/s/ Dylan Smith
Dylan Smith
Chief Financial Officer